Exhibit 99.1

Supplemental Analyst Package

2010 First Quarter Earnings
Conference Call 4/21/2010

AMB

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2010, AMB owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 155.7 million square feet (14.5 million square meters) in 48 markets within 15 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management distributions and fees, acquisition and development fees as well as incentive distributions.

The Americas		Europe		Asia

Operating Portfolio(1)	119.9 msf	Operating Portfolio(1)	11.1 msf	Operating Portfolio(1)	11.3 msf
Development Portfolio(2)(3)	5.6 msf	Development Portfolio(2)(3)	2.9 msf	Development Portfolio(2)(3)	4.9 msf
Land Inventory(3)	2,182 acres	Land Inventory(3)	221 acres	Land Inventory(3)	141 acres

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.

(2)	Includes pre-stabilized development properties.
(3)	Includes investments held through unconsolidated joint ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	For the Quarters Ended March 31,
	2010	2009	% Change
Revenues	$157,952	$163,419	(3.3%)
Adjusted EBITDA(1)	100,842	143,183	(29.6%)
Net loss available to common stockholders	(4,447)	(122,608)	96.4%
FFO, as adjusted(1)(2)	47,782	78,694	(39.3%)
Per diluted share and unit
EPS	$(0.03)	$(1.24)	97.6%
FFO, as adjusted(1)(2)	0.31	0.77	(59.7%)
Dividends per common share	0.28	0.28	0.0%

Financial(3)
•    $1.2 billion in liquidity
•    Completed $250 million of repayments, refinances and debt extensions
•    Subsequent to quarter end, completed common equity offering of 18.2 million shares, generating net proceeds of $479 million

Operations(3)
•    90.3% average occupancy; 90.5% occupancy at the end of the first quarter
•    First quarter cash-basis same store NOI(1) decrease of 5.1%
•    72.4% first quarter tenant retention; 64.7% for the trailing four quarters
•    Commenced 8.4 msf of leases in the first quarter

Capital Deployment(3)
•    Reduced vacancy by 1.2 msf in the development portfolio; approximately 5.8 msf of vacancy remaining to stabilize the development portfolio
•    Completed $22.9 million in development dispositions, with gains recognized in FFO, as adjusted, of approximately $3.3 million(4); stabilized capitalization rate on dispositions was 8.2%
•    Added two assets totaling $46 million to our AMB U.S. Logistics Fund(5) at an 8.2% stabilized cash cap rate
•    Entered Brazil by acquiring 58 acres with our joint venture partner, CCP

Private Capital
•    $150 million investment by AMB consisting of $100 million in AMB U.S. Logistics Fund(5) and $50 million in AMB Europe Fund I
•    $50 million in new third-party equity in AMB U.S. Logistics Fund(5)
•    No redemption queue in AMB U.S. Logistics Fund(5)
•    Subsequent to quarter end, $79 million of new equity investments into AMB U.S. Logistics Fund(5) including $50 million by AMB and $29 million by new and existing third-party investors

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	See page 5 for a reconciliation to derive FFO, as adjusted.
(3)	Owned and managed portfolio.
(4)	Includes approximately $12.5 million of dispositions related to an installment sale completed in the first quarter of 2010, with a recognized gain of approximately $2.3 million in the first quarter of 2010.
(5)	Effective January 1, 2010, the name of AMB Institutional Alliance Fund III was changed to AMB U.S. Logistics Fund.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Overview of Funds From Operations, as adjusted(1)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Funds From Operations, as adjusted(1)(2)(4)
(per diluted common share and unit)

Estimated FFO, as adjusted by Business(1)(4)
(per diluted common share and unit)

	For the Years Ended December 31,		For the Quarter Ended
	2008	2009	March 31, 2010

Real estate operations, net of unallocated overhead	$1.53	$1.19	$0.24
Overhead reallocation	0.46	0.32	0.09

Real estate operations FFO, as adjusted	$1.99	$1.51	$0.33
% of reported FFO, as adjusted	68.6%	72.2%	106.4%
Development Gains	0.72	0.63	0.02
Overhead allocation	(0.33)	(0.21)	(0.06)

Development FFO, as adjusted	$0.39	$0.42	$(0.04)
% of reported FFO, as adjusted	13.5%	20.1%	(12.9%)
Private Capital Revenues	0.65	0.27	0.05
Overhead allocation	(0.13)	(0.11)	(0.03)

Private Capital FFO, as adjusted	$0.52	$0.16	$0.02
% of reported FFO, as adjusted	17.9%	7.7%	6.5%

Total FFO, as adjusted	$2.90	$2.09	$0.31

Development Gains(1)(3)
(per diluted common share and unit)

Private Capital Revenue
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	For a reconciliation of FFO, as adjusted from net income for the years ended December 31, 2009 and 2008, please refer to AMB’s Supplemental Analyst Package for the fourth quarter of 2009. As a reconciliation of FFO, as adjusted from FFO for the years ended December 31, 2007 and 2006 as presented in AMB’s Supplemental Analyst Package for the fourth quarter of 2007, the Company has made adjusting increases of $0.3 million for loss on early extinguishment of debt in 2007 and increases of $2.9 million and $1.1 million for preferred unit redemption premiums in 2007 and 2006, respectively.
(3)	Excludes co-investment venture partners’ share of development gains.
(4)	See page 5 for a reconciliation to derive FFO, as adjusted.
(5)	Management revenues consist of asset management distributions or fees, acquisition fees for third party acquisitions and priority distributions, as well as market compensation for development and other services.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	For the Quarters Ended March 31,
	2010	2009
Revenues
Rental revenues	$150,507	$151,724
Private capital revenues	7,445	11,695

Total revenues	157,952	163,419

Costs and expenses
Property operating costs	(49,709)	(49,388)
Depreciation and amortization	(48,634)	(42,125)
General and administrative	(31,951)	(31,313)
Restructuring charges	(2,973)	—
Fund costs	(314)	(261)
Real estate impairment losses	—	(175,887)
Other (expenses) income(1)	(1,191)	662

Total costs and expenses	(134,772)	(298,312)

Other income and expenses
Development profits, net of taxes	4,803	33,286
Equity in earnings (losses) of unconsolidated joint ventures, net	3,875	(34)
Other income (expenses)(1)	289	(7,069)
Interest expense, including amortization	(32,613)	(32,799)

Total other income and expenses, net	(23,646)	(6,616)

Loss from continuing operations	(466)	(141,509)
Discontinued operations
Loss attributable to discontinued operations	(154)	(461)
Gains from sale of real estate interests, net of taxes	—	18,946

Total discontinued operations	(154)	18,485

Net loss	(620)	(123,024)
Noncontrolling interests’ share of net (income) loss
Joint venture partners’ share of net loss	375	1,846
Joint venture partners’ and limited partnership unitholders’ share of development profits	(106)	(1,108)
Preferred unitholders	—	(1,432)
Limited partnership unitholders	200	5,320

Total noncontrolling interests’ share of net (income) loss	469	4,626

Net loss attributable to AMB Property Corporation	(151)	(118,398)
Preferred stock dividends	(3,952)	(3,952)
Allocation to participating securities(2)	(344)	(258)

Net loss available to common stockholders	$(4,447)	$(122,608)

Net loss per common share (diluted)	$(0.03)	$(1.24)

Weighted average common shares (diluted)	148,666	98,916

(1)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three months ended March 31, 2010 of $919.
(2)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three months ended March 31, 2010, there were 1,228 unvested restricted shares outstanding. For the three months ended March 31, 2009, there were 895 unvested restricted shares outstanding.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations, as adjusted(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	For the Quarters Ended March 31,
	2010	2009
Net loss available to common stockholders	$(4,447)	$(122,608)
Gains from sale or contribution of real estate interests, net of taxes	—	(18,946)
Depreciation and amortization
Total depreciation and amortization	48,634	42,125
Discontinued operations’ depreciation	26	1,334
Non-real estate depreciation	(2,545)	(2,137)
Adjustment for depreciation on development profits	(1,546)	—
Adjustments to derive FFO, as adjusted from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net loss)	(375)	(1,846)
Limited partnership unitholders’ noncontrolling interests (Net loss)	(200)	(5,320)
Limited partnership unitholders’ noncontrolling interests (Development profits)	106	1,108
FFO, as adjusted attributable to noncontrolling interests	(5,380)	(8,588)
Adjustments to derive FFO, as adjusted from unconsolidated joint ventures
AMB’s share of net (income) loss	(3,875)	34
AMB’s share of FFO, as adjusted	14,453	12,135
Adjustments for impairment charges and restructuring charges
Real estate impairment losses	—	175,887
Discontinued operations’ real estate impairment losses	—	5,966
Restructuring charges	2,973	—
Allocation to participating securities(2)	(42)	(450)

Funds from operations, as adjusted(1)	$47,782	$78,694

FFO, as adjusted per common share and unit (diluted)	$0.31	$0.77

Weighted average common shares and units (diluted)	152,770	102,353

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three months ended March 31, 2010, there were 1,228 unvested restricted shares. For the three months ended March 31, 2009, there were 895 unvested restricted shares.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	As of
	March 31, 2010	December 31, 2009
Assets
Investments in real estate
Total investments in properties	$6,780,943	$6,708,660
Accumulated depreciation and amortization	(1,156,998)	(1,113,808)

Net investments in properties	5,623,945	5,594,852
Investments in unconsolidated joint ventures	606,838	462,130
Properties held for sale or contribution, net	147,838	214,426

Net investments in real estate	6,378,621	6,271,408
Cash and cash equivalents and restricted cash	175,338	206,077
Accounts receivable, net	142,393	155,958
Other assets	213,119	208,515

Total assets	$6,909,471	$6,841,958

Liabilities and equity
Liabilities
Secured debt	$963,893	$1,096,554
Unsecured senior debt	1,155,945	1,155,529
Unsecured credit facilities	715,998	477,630
Other debt	477,884	482,883
Accounts payable and other liabilities	344,656	338,042

Total liabilities	3,658,376	3,550,638
Equity
Stockholders’ equity
Common equity	2,676,198	2,716,604
Preferred equity	223,412	223,412

Total stockholders’ equity	2,899,610	2,940,016
Noncontrolling interests
Joint venture partners	291,283	289,909
Limited partnership unitholders	60,202	61,395

Total noncontrolling interests	351,485	351,304

Total equity	3,251,095	3,291,320

Total liabilities and equity	$6,909,471	$6,841,958

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	For the Quarters Ended
	March 31,
	2010	2009
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$7,785	$7,255
AMB’s share of straight-line rents and amortization of lease intangibles	$4,891	$3,938
Gross lease termination fees	$820	$2,279
Net lease termination fees(3)	$576	$1,726
AMB’s share of net lease termination fees	$466	$724

Recurring capital expenditures:
Tenant improvements	$6,269	$2,229
Lease commissions and other lease costs	8,046	5,030
Building improvements	4,391	4,996

Sub-total	18,706	12,255
Co-investment venture partners’ share of capital expenditures	(5,934)	(3,565)

AMB’s share of recurring capital expenditures	$12,772	$8,690

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$4,289	$3,392
AMB’s share of straight-line rents and amortization of lease intangibles	$3,859	$3,181
Gross lease termination fees	$638	$869
Net lease termination fees(3)	$444	$527
AMB’s share of net lease termination fees	$425	$475

Recurring capital expenditures:
Tenant improvements	$4,594	$1,306
Lease commissions and other lease costs	4,883	3,886
Building improvements	3,355	4,077

Sub-total	12,832	9,269
Co-investment venture partners’ share of capital expenditures	(1,793)	(1,231)

AMB’s share of recurring capital expenditures	$11,039	$8,038

(1)	See Reporting Definitions.
(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.
(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

YTD Same Store Cash-basis NOI Growth Without Lease Termination Fees(2)
YTD Average Occupancy(2)
Rent Change on Renewals and Rollovers(2)(3)
Lease Expirations as % of Annualized Base Rent (ABR)(2)
Top Customers

		Square
		Feet	ABR	% of ABR

1	Deutsche Post World Net (DHL)	3,446,106	$29,123	3.4%
2	United States Government	1,355,450	$20,287	2.4%
3	Sagaw a Express	1,057,004	$16,107	1.9%
4	FedEx Corporation	1,400,090	$14,713	1.7%
5	Nippon Express	1,029,170	$13,546	1.6%
6	BAX Global/Schenker/Deutsche Bahn	884,673	$8,959	1.0%
7	Panalpina	1,316,351	$8,818	1.0%
8	La Poste	903,543	$8,158	1.0%
9	Caterpillar Logistics Services	543,039	$7,772	0.9%
10	Kuehne + Nagel Inc.	1,019,947	$7,288	0.9%

	Subtotal	12,955,373	$134,771	15.8%

	Top 11-20 Customers	6,851,800	46,624	5.4%

	Total	19,807,173	$181,395	21.2%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2010	December 31, 2009	March 31, 2010	December 31, 2009

Square feet	134,762,036	132,639,328	127,647,708	113,692,509
Percentage of owned & managed square feet			94.7%	85.7%

Occupancy
Occupancy percentage at period end(2)	90.5%	91.2%	90.2%	90.9%
Occupancy percentage at period end (prior year)	92.2%	95.1%	92.3%	95.1%

Average occupancy percentage(2)	90.3%	90.7%	90.0%	90.5%
Average occupancy percentage (prior year)	93.1%	94.9%	93.5%	94.6%

Weighted average lease terms (years)
Original	6.3	6.3	6.3	6.2
Remaining	3.5	3.5	3.4	3.2

Trailing four quarters statistics
Tenant retention(2)	64.7%	61.2%	64.4%	61.1%

Rent change on renewals and rollovers(2)
Percentage	(9.1%)	(6.9%)	(9.1%)	(7.7%)
Same space square footage commencing (millions)	24.1	21.7	24.1	20.2

Second generation TIs and LCs per square foot(2)
Retained	$1.15	$1.14
Re-tenanted	$2.71	$2.61
Weighted average	$1.80	$1.73
Second generation square footage commencing (millions)	29.8	27.0

Gross operating margin(2)	70.6%	70.9%	71.7%	71.9%

Same Store Pool(2)
Quarter Ended
Cash Basis NOI percent change(2)	March 31, 2010
Decrease in revenues excluding lease termination fees(3)	(3.6%)
Increase in expenses(3)	0.0%
Decrease in NOI excluding lease termination fees(2)(3)	(5.1%)
Decrease in NOI including lease termination fees(2)(3)	(5.8%)

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	For the quarter ended March 31, 2010, on a consolidated basis, the percent change was (6.0)%, 0.6%, (9.1)% and (9.2)%, respectively, for decrease in revenues excluding lease termination fees, increase in expenses, decrease in NOI excluding lease termination fees and decrease in NOI including lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

									% of Total				Year-to-Date	Trailing Four
									Owned and	AMB’s Share		Annualized	Same Store NOI	Quarters Rent
	Square Feet			Placed in				Square Feet	Managed Square	of Square	Year-to-Date	Base Rent	Growth Without	Change on
	as of	Acquired		Operations		Disposed		as of	Feet as of	Feet as of	Average	psf as of	Lease	Renewals and
	12/31/2009	Square Feet		Square Feet(1)		Square Feet		3/31/2010	3/31/2010	3/31/2010	Occupancy	3/31/2010	Termination Fees(2)	Rollovers(2)

Southern California	18,917,656	175,502		—		—		19,093,158	14.2%	58.7%	92.0%	$6.47	(3.5%)	(9.5%)
Chicago	13,118,853	—		—		—		13,118,853	9.7%	57.2%	91.6%	5.04	(6.6%)	(17.5%)
No. New Jersey/New York	11,638,422	—		(1,333)		—		11,637,089	8.6%	53.9%	85.7%	7.79	(9.6%)	(5.9%)
San Francisco Bay Area	10,958,673	—		1,371		—		10,960,044	8.1%	77.1%	90.9%	6.45	(14.4%)	(5.3%)
Seattle	7,883,158	—		—		—		7,883,158	5.8%	56.1%	89.2%	5.53	(17.5%)	(2.8%)
South Florida	6,363,198	—		—		—		6,363,198	4.8%	74.8%	95.3%	7.37	8.2%	(20.6%)
U.S. On-Tarmac	2,463,090	—		4,748		—		2,467,838	1.9%	93.0%	88.5%	20.32	(1.8%)	1.5%
Other U.S. Markets	28,502,247	512,430		44,000		(96,250)		28,962,427	21.5%	64.8%	87.7%	5.50	(8.9%)	(14.5%)

U.S. Subtotal / Wtd Avg	99,845,297	687,932		48,786		(96,250)		100,485,765	74.6%	63.4%	90.0%	$6.46	(7.5%)	(10.4%)

Canada	3,564,059	—		—		—		3,564,059	2.6%	100.0%	97.8%	$5.62	58.6%	(4.3%)

Mexico City	4,165,885	—		406,542		—		4,572,427	3.4%	42.5%	94.0%	5.60	(11.0%)	(15.3%)
Guadalajara	2,890,526	—		—		—		2,890,526	2.1%	21.6%	91.0%	4.39	(16.0%)	(12.6%)
Other Mexico Markets	893,500	—		—		—		893,500	0.7%	65.6%	71.2%	4.83	(82.6%)	(8.0%)

Mexico Subtotal / Wtd Avg	7,949,911	—		406,542		—		8,356,453	6.2%	37.7%	90.5%	$5.12	(16.6%)	(14.4%)

The Americas Total / Wtd Avg	111,359,267	687,932		455,328		(96,250)		112,406,277	83.4%	62.6%	90.0%	$6.34	(7.1%)	(10.7%)

France	4,060,708	—		36,670		—		4,097,378	3.0%	41.5%	98.1%	$8.10	3.5%	(24.8%)
Germany	3,192,628	—		7,394		—		3,200,022	2.4%	37.9%	95.9%	8.50	14.2%	(4.8%)
Benelux	3,267,362	—		(3,983)		—		3,263,379	2.4%	39.7%	86.7%	9.66	(7.0%)	(1.6%)
Other Europe Markets	343,077	—		141,933		—		485,010	0.4%	76.3%	100.0%	13.02	7.0%	n/a

Europe Subtotal / Wtd Avg	10,863,775	—		182,014		—		11,045,789	8.2%	41.5%	94.1%	$8.87	3.5%	(6.6%)

Tokyo	5,364,804	—		687,415		—		6,052,219	4.4%	30.4%	92.6%	$14.50	4.1%	(3.4%)
Osaka	2,000,037	—		—		—		2,000,037	1.5%	20.0%	85.2%	11.91	0.3%	6.7%
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	7,364,841	—		687,415		—		8,052,256	5.9%	27.8%	90.7%	$13.91	3.2%	(0.9%)

China	1,897,400	—		206,269		—		2,103,669	1.6%	100.0%	77.4%	$4.31	(47.3%)	16.8%
Singapore	935,926	—		—		—		935,926	0.7%	100.0%	96.6%	9.47	(1.0%)	2.5%
Other Asia Markets	218,119	—		—		—		218,119	0.2%	100.0%	90.2%	6.10	(44.2%)	(15.7%)

Asia Total / Wtd Avg	10,416,286	—		893,684		—		11,309,970	8.4%	48.6%	88.7%	$11.72	0.0%	(1.2%)

Owned and Managed Total / Wtd Avg(2)	132,639,328	687,932		1,531,026		(96,250)		134,762,036	100.0%	59.7%	90.3%	$7.01	(5.1%)	(9.1%)

Other Real Estate Investments(3)	7,495,959	—		—		—		7,495,959		51.8%	87.1%	5.91

Total Operating Portfolio	140,135,287	687,932		1,531,026		(96,250)		142,257,995		59.3%	90.1%	$6.95

Development
Construction-in-Progress	5,260,930	—	(4)	285	(5)	(1,578,069	)(6)	3,683,146		86.8%
Pre-Stabilized Developments(2)	9,667,775	1,578,067	(4)	(1,477,501	)(5)	(12,990	)(6)	9,755,351		95.3%

Development Portfolio Subtotal	14,928,705	1,578,067		(1,477,216)		(1,591,059)		13,438,497		92.9%

Total Global Portfolio	155,063,992	2,265,999		53,810		(1,687,309)		155,696,492		62.2%

(1)	Represents assets placed in operations from development and may include positive/(negative) remeasurements of square footage as operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage and are therefore excluded from the owned and managed portfolio as well as the location of AMB’s global headquarters.
(4)	For construction-in-progress, represents square footage of development starts. For pre-stabilized developments, represents new projects available.
(5)	For construction-in-progress, represents square footage of completed development projects placed in operations. For pre-stabilized developments, represents projects placed in operations.
(6)	For construction-in-progress, represents square footage of completed development projects placed in pre-stabilized developments or disposed. For pre-stabilized developments, represents projects disposed.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Development Portfolio by Region as of March 31, 2010(1)
(Estimated Total Investment(2))

Property Acquisitions by Region for the Quarter Ended March 31, 2010(3)
(Estimated Total Investment(2))

Development Starts(1)
(Estimated Total Investment(2))

Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures. Estimated total investment is before the impact of real estate impairment losses.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio, excludes land inventory purchases.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Property Acquisitions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	For the Quarter Ended March 31, 2010
		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost

The Americas
United States	687,932	$45,552	100.0%
Other Americas	—	—	0.0%

The Americas Total	687,932	$45,552	100.0%

Europe
France	—	$—	0.0%
Germany	—	—	0.0%
Benelux	—	—	0.0%
Other Europe	—	—	0.0%

Europe Total	—	$—	0.0%

Asia
Japan	—	$—	0.0%
China	—	—	0.0%
Other Asia	—	—	0.0%

Asia Total	—	$—	0.0%

Total Acquisitions	687,932	$45,552	100.0%

AMB’s Weighted Average Ownership Percentage		31.0%
Weighted Average Stabilized Cash Cap Rate(3)		8.2%

		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost

By Entity
AMB Property Corporation	—	$—	0.0%
AMB-SGP Mexico	—	—	0.0%
AMB Japan Fund I	—	—	0.0%
AMB Europe Fund I	—	—	0.0%
AMB U.S. Logistics Fund	687,932	45,552	100.0%
Total Acquisitions	687,932	$45,552	100.0%

(1)	Owned and managed portfolio.
(2)	Includes estimated total acquisition capital expenditures of approximately $0.2 million for the quarter ended March 31, 2010.
(3)	Weighted average stabilized cap rate is defined as weighted average stabilized cash cap rate including the impact of straight line rents and amortization of lease intangibles. See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	For the Quarter Ended March 31, 2010
	Operating Property	Development Property(2)

AMB’s Ownership Contributed and Disposed	0.0%	100.0%
Contribution Value and Disposition Price	$—	$22,893
Weighted Average Stabilized Cap Rate(3)(4)	0.0%	8.2%
Development Margin(4)	N/A	13.6%

Square Footage or Acreage Contributed or Sold

For the Quarter Ended March 31, 2010
	Operating Property	Development Property(2)
	Square Feet	Square Feet	Land Acreage(5)

The Americas
United States	—	312,103	—
Other Americas	—	—	—

The Americas Total	—	312,103	—

Europe
France	—	—	—
Germany	—	—	—
Benelux	—	—	—
Other Europe	—	—	—

Europe Total	—	—	—

Asia
Japan	—	—	—
China	—	—	—
Other Asia	—	—	—

Asia Total	—	—	—

Total	—	312,103	—

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Includes installment sale of 0.2 million square feet and $12.5 million initiated in the fourth quarter of 2009 and completed in the first quarter of 2010.
(3)	Excludes value-added conversions, development for sale, and land sales.
(4)	See reporting definitions and supplemental financial measures disclosures.
(5)	Represents acreage for land sales and value-added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Development Starts and Completions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	Development Starts(2)			Development Completions(2)
	For the Quarter Ended March 31, 2010			For the Quarter Ended March 31, 2010
		Estimated	% of Total
	Estimated	Total	Estimated		Total	% of Total
	Square Feet	Investment(2)	Investment(2)	Square Feet	Investment(3)	Investment(2)

The Americas
United States	—	$—	0.0%	200,027	$18,624	11.4%
Other Americas	—	—	0.0%	156,757	7,779	4.8%

The Americas Total	—	$—	0.0%	356,784	$26,403	16.2%

Europe
France	—	$—	0.0%	352,313	$28,372	17.4%
Germany	—	—	0.0%	—	—	0.0%
Benelux	—	—	0.0%	448,123	53,772	33.0%
Other Europe	—	—	0.0%	—	—	0.0%

Europe Total	—	$—	0.0%	800,436	$82,144	50.4%

Asia
Japan	—	$—	0.0%	420,847	$54,415	33.4%
China	—	—	0.0%	—	—	0.0%
Other Asia	—	—	0.0%	—	—	0.0%

Asia Total	—	$—	0.0%	420,847	$54,415	33.4%

Total	—	$—	0.0%	1,578,067	$162,962	100.0%

AMB’s Weighted Average Ownership Percentage		0%			90.3%
Weighted Average Estimated Yield(2)(4)		0.0%			6.5%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversions.
(4)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Development Portfolio(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	2010 Expected Completions(2)		2011 Expected Completions(2)		Total Construction-in-Progress		Pre-Stabilized Developments(2)		Total Development Portfolio
		Estimated		Estimated		Estimated		Estimated		Estimated	% of Total
	Estimated	Total	Estimated	Total	Estimated	Total	Estimated	Total	Estimated	Total	Estimated
	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Square Feet	Investment(2)(3)	Investment(2)

The Americas
United States	189,740	$17,385	557,915	$66,446	747,655	$83,831	2,903,334	$253,918	3,650,989	$337,749	25.4%
Other Americas	450,445	40,297	—	—	450,445	40,297	1,465,667	78,384	1,916,112	118,681	8.9%

The Americas Total	640,185	$57,682	557,915	$66,446	1,198,100	$124,128	4,369,001	$332,302	5,567,101	$456,430	34.3%

Europe
France	340,441	$28,137	—	$—	340,441	$28,137	352,313	$28,372	692,754	$56,509	4.3%
Germany	426,552	47,309	—	—	426,552	47,309	139,608	18,218	566,160	65,527	4.9%
Benelux	125,227	23,220	—	—	125,227	23,220	655,366	86,834	780,593	110,054	8.3%
Other Europe	—	—	—	—	—	—	883,942	82,626	883,942	82,626	6.2%

Europe Total	892,220	$98,666	—	$—	892,220	$98,666	2,031,229	$216,050	2,923,449	$314,716	23.7%

Asia
Japan	—	$—	—	$—	—	$—	2,568,460	$434,390	2,568,460	$434,390	32.6%
China	525,768	21,394	1,067,058	56,580	1,592,826	77,974	392,581	20,200	1,985,407	98,174	7.4%
Other Asia	—	—	—	—	—	—	394,080	26,577	394,080	26,577	2.0%

Asia Total	525,768	$21,394	1,067,058	$56,580	1,592,826	$77,974	3,355,121	$481,167	4,947,947	$559,141	42.0%

Total	2,058,173	$177,742	1,624,973	$123,026	3,683,146	$300,768	9,755,351	$1,029,519	13,438,497	$1,330,287	100.0%

Real estate impairment losses						(16,739)		(80,259)		(96,998)
Estimated total investment, net of real estate impairment losses						$284,029		$949,260		$1,233,289

Number of Projects		7		2		9		34		43
AMB’s Weighted Average Ownership Percentage		91.4%		62.7%		79.7%		95.7%		92.0%
Remainder to Invest		$12,402		$18,754		$31,156		$28,632		$59,788
AMB’s Share of Remainder to Invest(2)(4)(5)		$10,249		$13,163		$23,412		$26,913		$50,325
Weighted Average Estimated Yield(2)(5)		6.3%		7.0%		6.6%		6.6%		6.6%
Weighted Average Estimated Yield, net of real estate impairment losses(2)		6.9%		7.2%		7.0%		7.2%		7.2%
Percent Pre-Leased(2)		21.3%		24.5%		22.7%		55.8%		46.7%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Amounts include capitalized interest as applicable.
(5)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Land, Value-Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Land Inventory

	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated			Estimated
		Build Out Potential		Build Out Potential		Build Out Potential			Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres		(square feet)

Balance as of December 31, 2009	2,126	35,605,530	221	4,347,936	141	5,144,921	2,488		45,098,387
Acquisitions	58	1,162,103	—	—	—	—	58		1,162,103
Sales	—	—	—	—	—	—	—		—
Development starts	—	—	—	—	—	—	—		—
Other	(2)	25,651	—	—	—	—	(2)		25,651

Balance as of March 31, 2010	2,182	36,793,284	221	4,347,936	141	5,144,921	2,544	(3)	46,286,141

Investment in Land(4)		$606,017		$114,193		$143,461			$863,671

Cumulative real estate impairment losses									$(152,387)

Investment in land, net of cumulative real estate impairment losses									$711,284

AMB’s share of investment in land, net of cumulative real estate impairment losses									$552,710

Value-Added Conversion Inventory(1)(5)

	East Region		West Region		Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	9	1	—	—	9		1
3+ years	7	2	213	12	—	—	220		14

Total	7	2	222	13	—	—	229	(6)	15

Redevelopment Inventory(1)(5)

	East Region		West Region		Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	40,800	1	—	—	—	—	40,800		1
3+ years	—	—	998,372	3	—	—	998,372		3

Total	40,800	1	998,372	3	—	—	1,039,172	(7)	4

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres and square feet of estimated build out including amounts held in unconsolidated co-investment ventures is 2,286 acres and 41.5 million square feet, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	East, West and Central regions represent AMB’s geographic division of the Americas.
(6)	AMB’s share is 190 acres.
(7)	AMB’s share is 691,171 square feet.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Private Capital Co-investment Ventures Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	Date	Geographic		Functional	Incentive Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB U.S. Logistics Fund(1)	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual(2)
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end

YTD Additions to Private Capital Co-investment Ventures(3)

Gross Carrying Value of Private Capital Co-investment Ventures(4)

(1)	Effective January 1, 2010, the name of AMB Institutional Alliance Fund III was changed to AMB U.S. Logistics Fund.
(2)	For AMB DFS Fund I, the investment period ended in June 2009. The fund will terminate upon completion and disposition of assets currently owned and under development by the fund.
(3)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.
(4)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Joint Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	AMB’s			Gross				AMB’s	Estimated
	Ownership	Square		Book	Property	Other		Net Equity	Investment
Unconsolidated Joint Ventures	Percentage	Feet(1)		Value(2)	Debt	Debt		Investment(3)	Capacity

Operating Co-Investment Ventures
AMB U.S. Logistics Fund(4)	31%	36,745,500		$3,319,697	$1,634,352	$—		$295,080	$200,000
AMB Europe Fund I(4)	30%	9,239,606		1,188,484	675,589	—		106,685	200,000
AMB Japan Fund I	20%	7,263,090		1,491,114	826,325	8,560		81,373	—
AMB-SGP Mexico	22%	6,331,990		358,010	166,346	148,438	(5)	18,374	245,000

Total Operating Co-investment Ventures	28%	59,580,186		6,357,305	3,302,612	156,998		501,512	645,000

Development Co-investment Ventures:
AMB DFS Fund I	15%	200,027		85,617	—	—		14,394	—
AMB U.S. Logistics Fund(4)	31%	557,915		83,291	13,101	—		21,724	n/a

Total Development Co-investment Ventures	23%	757,942		168,908	13,101	—		36,118	—

Total Unconsolidated Co-investment Ventures(6)	28%	60,338,128		6,526,213	3,315,713	156,998		537,630	645,000

Other Industrial Operating Joint Ventures	51%	7,419,049	(7)	285,261	159,348	—		51,095	n/a
Other Industrial Development Joint Ventures	50%	—		21,810	—	—		3,528	n/a

Total Unconsolidated Joint Ventures	29%	67,757,177		$6,833,284	$3,475,061	$156,998		$592,253	$645,000

Consolidated Joint Ventures

Operating Co-investment Ventures
AMB-SGP	50%	8,288,663		$474,246	$334,417	$—
AMB Institutional Alliance Fund II	20%	7,318,208		514,810	189,405	54,300
AMB-AMS	39%	2,172,137		159,007	76,832	—

Total Operating Co-investment Ventures	35%	17,779,008		1,148,063	600,654	54,300
Total Consolidated Co-investment Ventures	35%	17,779,008		1,148,063	600,654	54,300

Other Industrial Operating Joint Ventures	89%	2,436,591		231,506	31,856	—
Other Industrial Development Joint Ventures	60%	773,425		258,695	120,772	—

Total Consolidated Joint Ventures	47%	20,989,024		$1,638,264	$753,282	$54,300

Selected Operating Results				FFO, as					FFO, as
For the Quarter Ended March 31, 2010	Cash NOI(8)	Net Income		adjusted(8)		Share of	Cash NOI(8)	Net Income	adjusted(8)

Unconsolidated Joint Ventures	$96,676	$3,680	(9)	$44,723	(9)	AMB’s	$28,299	$3,875	$14,453
Consolidated Joint Ventures	$23,195	$2,091		$12,492		Partner’s	$12,957	$166	$5,380

(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.
(2)	Represents the book value of the property (before accumulated depreciation), net of impairments, owned by the joint venture and excludes net other assets. Development book values include uncommitted land.
(3)	Through AMB Property Mexico, AMB holds an equity interest in various other non-core unconsolidated ventures for approximately $14.6 million.
(4)	The estimated investment capacity and investment capacities of AMB U.S. Logistics Fund and AMB Europe Fund I, as open-end funds, are not limited. The investment capacity represents estimated capacity based on the fund’s current cash and leverage limitations as of the most recent quarter end.
(5)	Includes $89.6 million of shareholder loans.
(6)	See reporting definitions and supplemental financial measures disclosures for unconsolidated co-investment venture operating results.
(7)	Includes investments in 7.3 million square feet of operating properties through AMB’s investment in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio.
(8)	See reporting definitions and supplemental financial measures disclosures.
(9)	Includes $3.8 million of interest expense on shareholder loans for AMB-SGP Mexico for the quarter ended March 31, 2010.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Value

Coverage and Debt Ratios

	For the Quarter Ended
	March 31, 2010
Interest coverage(2)	2.6	x
Fixed charge coverage(2)	2.1	x
Dividends per share-to-FFO, as adjusted per share(2)	90.3%
AMB’s share of total debt-to-total market capitalization(2)	46.6%
AMB’s share of total debt-to-AMB’s share of total assets(2)	44.8%

Capital Structure(1)

(1)	Debt amounts represent AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	AMB Wholly-Owned				Consolidated Joint Venture
	Unsecured						Total	Unconsolidated
	Senior	Credit	Other	Secured	Secured	Other	Consolidated	Joint	Total
	Debt	Facilities(1)	Debt	Debt	Debt	Debt	Debt	Venture Debt	Debt

2010	$65,000	$385,077	$1,591	$75,038	$66,406	$—	$593,112	$157,100	$750,212
2011	69,000	330,921	2,186	87,933	136,178	—	626,218	602,291	1,228,509
2012	—	—	417,607	27,765	417,089	50,000	912,461	447,137	1,359,598
2013	293,897	—	920	19,693	50,026	4,300	368,836	684,008	1,052,844
2014	—	—	616	—	9,811	—	10,427	778,764	789,191
2015	112,491	—	664	—	17,610	—	130,765	264,385	395,150
2016	250,000	—	—	—	16,231	—	266,231	72,959	339,190
2017	—	—	—	—	1,272	—	1,272	351,488	352,760
2018	125,000	—	—	—	1,455	—	126,455	183,194	309,649
2019	250,000	—	—	—	29,910	—	279,910	803	280,713
Thereafter	—	—	—	—	7,528	—	7,528	5,041	12,569

Subtotal	$1,165,388	$715,998	$423,584	$210,429	$753,516	$54,300	$3,323,215	$3,547,170	$6,870,385
Unamortized net (discounts) premiums	(9,443)	—	—	182	(234)	—	(9,495)	(4,724)	(14,219)

Subtotal	$1,155,945	$715,998	$423,584	$210,611	$753,282	$54,300	$3,313,720	$3,542,446	$6,856,166
Joint venture partners’ share of debt(2)	—	—	—	—	(422,754)	(43,440)	(466,194)	(2,534,902)	(3,001,096)

AMB’s share of total debt(2)	$1,155,945	$715,998	$423,584	$210,611	$330,528	$10,860	$2,847,526	$1,007,544	$3,855,070

Weighted average interest rate	6.4%	0.8%	4.0%	4.8%	4.9%	5.4%	4.4%	4.7%	4.6%
Weighted average maturity (years)	5.8	0.7	2.6	1.2	2.6	2.5	3.2	3.9	3.6

Market Equity
Security	Shares		Price	Value

Common Stock	149,945,215	(3)	$27.24	$4,084,508
LP Units	3,376,141		$27.24	91,966

Total	153,321,356			$4,176,474

Total options outstanding				9,381,333
Dilutive effect of stock options(4)				—

Preferred Stock
	Dividend	Liquidation
Security	Rate	Preference

Series L preferred stock	6.50%	$50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.80%	$232,500

Capitalization Ratios

AMB’s share of total debt-to-total market capitalization(2)(5)	46.6%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization(2)(5)	49.5%
AMB’s share of total debt-to-AMB’s share of total assets(2)	44.8%
AMB’s share of total debt plus preferred-to-AMB’s share of total assets(2)	47.5%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $297.5 million of U.S. Dollar borrowings, as well as $292.0 million, $85.7 million, $15.5 million and $25.2 million in Yen, Canadian dollar, Euro and Singapore dollar-based borrowings outstanding at March 31, 2010, respectively, translated to U.S. dollars using the foreign exchange rates in effect on March 31, 2010.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes 1,228,034 shares of unvested restricted stock.
(4)	Computed using the treasury stock method and an average share price of $25.33 for the quarter ended March 31, 2010.
(5)	Total Market Capitalization is defined as total debt plus preferred equity liquidation preferences plus market equity.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Debt Maturities(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

	After Extension Options(2)
AMB Wholly-owned Debt	2010	2011	2012	2013
Unsecured Senior Debt	$65,000	$69,000	$—	$293,897
Credit Facilities	—	385,077	330,921	—
Other Debt	—	—	418,566	1,798
AMB Secured Debt	74,201	87,252	28,503	20,479

Subtotal	139,201	541,329	777,990	316,174

Consolidated Joint Ventures
AMB-AMS	—	—	—	39,674
AMB Institutional Alliance Fund II	1,064	—	5,504	93,457
AMB-SGP	—	41,865	292,552	—
Other Industrial Operating Joint Ventures	10,334	57,349	33,700	—

Subtotal	11,398	99,214	331,756	133,131

Unconsolidated Joint Ventures
AMB U.S. Logistics Fund	—	174,080	77,191	285,889
AMB Japan Fund I	111,465	203,193	178,258	341,824
AMB-SGP Mexico	—	58,825	166,346	—
AMB Europe Fund I	—	—	5,846	4,732
Other Industrial Operating Joint Ventures	9,059	31,773	—	58,413

Subtotal	120,524	467,871	427,641	690,858

Total Consolidated	150,599	640,543	1,109,746	449,305
Total Unconsolidated	120,524	467,871	427,641	690,858

Total	$271,123	$1,108,414	$1,537,387	$1,140,163

Total AMB’s Share	$172,396	$720,040	$1,044,042	$536,429

(1)	Excludes scheduled principal amortization of debt maturing in years subsequent to 2013 as well as debt premiums and discounts.
(2)	Subject to certain conditions.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Income Items

		Actual
		Quarter Ended
		March 31, 2010
Real Estate:
Wholly owned property cash NOI from continuing operations(1)		$73,314
AMB’s share of cash NOI from joint ventures:
Total cash NOI from joint ventures from continuing operations(1)	$119,871
AMB’s share of joint ventures(1)	32.1%

AMB’s share of cash NOI from joint ventures from continuing operations(1)		38,537
Adjustments to AMB’s share of cash NOI:
NOI attributed to construction-in-progress	$(263)
NOI attributed to pre-stabilized development projects(1)	(6,137)
NOI attributed to contributed developments	—
NOI required to stabilize properties acquired during the quarter	240
Other adjustments to AMB’s share of cash NOI:(2)	4,561

Adjustments to AMB’s share of cash NOI(3)		(1,599)

Total AMB’s share of cash NOI from continuing operations related to operating properties(1)(4)		$110,252

Development platform:(3)
Development starts		$—

Private capital platform:
Total private capital revenue per common share and unit (diluted)		$0.05

Assets & Liabilities

As of
AMB’s share of:(1)	March 31, 2010
Development, land, and contributed assets, net of real estate impairment losses:(4)
Construction-in-progress (invested to date)	$199,733
Pre-stabilized development projects (invested to date)(1)	878,443
Land held for future development (invested to date)	552,710
Assets contributed to co-investment ventures(5)	—

Total development, land and contributed assets, net of real estate impairment losses	$1,630,886

Debt and preferred securities:(4)
Total debt	$3,855,070
Preferred securities	232,500

Total debt and preferred securities	$4,087,570

Other balance sheet items:(4)
Cash and cash equivalents and restricted cash	$247,845
Accounts receivable (net) and other assets	347,759
Deferred rents receivable and deferred financing costs (net)	(96,132)
Accounts payable and other liabilities	(384,305)

Total other balance sheet items	$115,167

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Other adjustments to AMB’s share of cash NOI include free rent granted in the quarter and non-property related revenues and expenses.
(3)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also include stabilized NOI for acquisitions.
(4)	Includes investments held through unconsolidated joint ventures.
(5)	Represents AMB’s share of assets contributed to unconsolidated co-investment ventures during the three months ended March 31, 2010.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Acquisition Cost includes estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest (including the amount of capitalized interest deducted from the determination of development gains), tax, depreciation and amortization, impairment charges, restructuring, losses on early extinguishment of debt and other charges, stock based compensation amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense (including stock-based compensation amortization) or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation and amortization expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operation. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes adjusted EBITDA is significant and useful to both it and its investors. Adjusted EBITDA more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, impairment charges, restructuring, debt extinguishment losses, stock based compensation amortization and other non-cash charges and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies. Management compensates for the limitations of adjusted EBITDA by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of adjusted EBITDA and a reconciliation of adjusted EBITDA to net income (or loss), a U.S. GAAP measurement.
(The following table reconciles adjusted EBITDA from net loss for the quarters ended March 31, 2010 and 2009 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2010	2009
Net loss	$(620)	$(123,024)
Depreciation and amortization	48,634	42,125
Impairment charges	—	175,887
Restructuring charges	2,973	—
Stock-based compensation amortization and other non-cash charges	7,004	7,497
Adjustments to derive adjusted EBITDA from unconsolidated joint ventures:
AMB’s share of net (income) loss	(3,875)	34
AMB’s share of FFO, as adjusted	14,453	12,135
AMB’s share of interest expense	12,901	9,664
Interest expense, including amortization	32,613	32,799
Total discontinued operations, including gains	154	(18,485)
Adjustment for depreciation on development profits	(1,546)	—
Adjusted EBITDA attributable to noncontrolling interests	(13,215)	(15,109)
Income tax expense	1,291	3,220
Capitalized interest attributable to development properties sold or contributed	200	9,974
Discontinued operations’ adjusted EBITDA	(125)	6,466

Adjusted EBITDA	$100,842	$143,183

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enable both management and investors to assess the operations, earnings and growth of AMB in light of AMB’s ownership interest in its joint ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their joint ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the joint ventures. AMB’ s computation of “AMB’ s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate information about financial position. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents and restricted cash, AMB’s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’ s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and is not a true alternative to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-AMB’s share of total assets is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s share of total assets is the pro rata portion of total gross book value of assets based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the assets.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.
Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the quarter ended March 31, 2010, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended March 31, 2010 (dollars in thousands):

For the Quarter Ended
March 31, 2010
NOI	$100,798
Straight-line rents and amortization of lease intangibles	(4,289)
Consolidated joint venture cash NOI from continuing operations	(23,195)

Wholly-owned property cash NOI	73,314
AMB’s share of consolidated joint venture cash NOI	10,238
AMB’s share of unconsolidated joint venture cash NOI	28,299
AMB’s share of transaction adjustments	(1,599)

AMB’s share of cash-basis NOI	$110,252

Co-investment Ventures are Joint Ventures with institutional investors, managed by AMB from which AMB receives acquisition fees for third-party acquisitions, portfolio and asset management distributions or fees, as well as incentive distributions or promoted interests.
Co-investment venture operating results.

For the Quarter Ended March 31, 2010
				Income
	AMB’s		Property	(Loss) from
	Ownership		Operating	Continuing		Net
	Percentage(1)	Revenues	Expenses	Operations		Income (Loss)		Cash NOI	FFO
Unconsolidated Co-investment Ventures
AMB U.S. Logistics Fund	31%	$68,521	$(19,228)	$1,663		$1,663		$46,054	$22,269
AMB Europe Fund I	30%	23,301	(5,257)	339		339		18,404	8,488
AMB Japan Fund I	20%	25,468	(5,433)	5,246		5,246		19,859	12,212
AMB-SGP Mexico	22%	8,142	(1,555)	(4,789	) (1)	(4,789	) (1)	6,264	(1,732	) (1)
AMB DFS Fund I	15%	—	(201)	(283)		(281)		(201)	(219)
Consolidated Co-investment Ventures
AMB-SGP	50%	11,107	(3,689)	(672)		(672)		6,742	2,798
AMB Institutional Alliance Fund II	20%	12,725	(3,415)	2,108		2,105		9,268	5,323
AMB-AMS	39%	3,988	(1,084)	527		527		2,927	1,590

(1) Includes $3.8 million of interest expense on loans from co-investment venture partners.
Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion is generally defined as properties that have reached Stabilization or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment, before the impact of cumulative real estate impairment losses, and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment, before the impact of cumulative real estate impairment losses.
Estimated FFO, as adjusted by Business. Estimated FFO, as adjusted by Business is FFO, as adjusted, generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO, as adjusted, was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses, also defined as overhead. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO, as adjusted, represents total AMB FFO, as adjusted, less estimated FFO, as adjusted, attributable to Development and Private Capital. Management believes estimated FFO, as adjusted by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO, as adjusted, by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less joint venture partner’s share of interest expense and amortization of finance costs and debt premiums, from continuing and discontinued operations, plus AMB’s share of interest expense from unconsolidated joint venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the quarters ended March 31, 2010 and 2009 (dollars in thousands):

	For the Quarters Ended
	March 31,
Fixed charge	2010	2009
Interest expense, including amortization — continuing operations	$32,613	$32,799
Amortization of financing costs and debt premiums — continuing operations	(3,172)	(3,174)
Interest expense, including amortization — discontinued operations	(3)	373
Amortization of financing costs and debt premiums — discontinued operations	—	(3)
Joint venture partner’s share of interest expense	(6,776)	(7,128)
AMB’s share of interest expense from unconsolidated joint ventures	12,901	9,664
Capitalized interest	9,213	12,094
Preferred unit distributions	—	1,432
Preferred stock dividends	3,952	3,952

Total fixed charge	$48,728	$50,009

Funds From Operations, as adjusted (“FFO, as adjusted”) and Funds From Operations Per Share and Unit, as adjusted (“FFOPS, as adjusted”) (together with FFO, as adjusted and FFOPS, as adjusted, the “FFO Measures, as adjusted”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, as adjusted (or FFO, as adjusted) and FFO, as adjusted, per share and unit (or FFOPS, as adjusted) to be useful supplemental measures of its operating performance. AMB defines FFOPS, as adjusted, as FFO, as adjusted, per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO, as adjusted, as net income (or loss) available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO, as adjusted, of consolidated and unconsolidated joint ventures. This calculation also includes adjustments for items as described below.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO, as adjusted. AMB believes gains from development should be included in FFO, as adjusted, to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, as adjusted, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in funds from operations. However, AMB’s interpretation of FFO, as adjusted, or FFOPS, as adjusted, may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to funds from operations or funds from operations per share and unit reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO, as adjusted, gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO, as adjusted, will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO, as adjusted.
In addition, AMB calculates FFO, as adjusted, to exclude impairment and restructuring charges, debt extinguishment losses and the Series D preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The Series D preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the Series D preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. However, in addition to the limitations of FFO Measures, as adjusted, generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of funds from operations and should not be used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures, as adjusted, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures, as adjusted, are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, as adjusted, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures, as adjusted, to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures, as adjusted, can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While funds from operations and funds from operations per share are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures, as adjusted, do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures, as adjusted, also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures, as adjusted, necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures, as adjusted, by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures, as adjusted, and a reconciliation of the FFO Measures, as adjusted, to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations, as adjusted for a reconciliation of FFO, as adjusted, from net income available to common stockholders.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

The following table reconciles projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO, as adjusted”) from projected net income available to common stockholders for the year ended December 31, 2010:

	2010
	Low	High
Projected net income available to common stockholders	$0.01	$0.08
AMB’s share of projected depreciation and amortization	1.29	1.29
AMB’s share of depreciation on development profits recognized to date	(0.01)	(0.01)
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations, as adjusted (FFO, as adjusted)	$1.26	$1.33

Restructuring charges	0.02	0.02
AMB’s share of development gains recognized to date	(0.02)	(0.02)

Projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO, as adjusted”)(1)	$1.26	$1.33

Amounts are expressed per share, except FFO, as adjusted, and FFO, as adjusted excluding AMB’s share of development gains, which is expressed per share and unit.
(1) As development gains are difficult to predict in the current economic environment, management believes Projected FFO, as adjusted excluding AMB’s share of development gains is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Impairment charges represent the write down of assets due to estimated fair value being lower than carry value.
Interest coverage. Interest coverage is defined as adjusted EBITDA divided by AMB’s share of interest expense which consists of consolidated interest expense less joint venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated joint venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the quarters ended March 31, 2010 and 2009 (dollars in thousands):

	For the Quarters Ended
	March 31,
Interest	2010	2009
Interest expense, including amortization — continuing operations	$32,613	$32,799
Interest expense, including amortization — discontinued operations	(3)	373
Joint venture partners’ share of interest expense	(6,776)	(7,128)
AMB’s share of interest expense from unconsolidated co-investment ventures	12,901	9,664

Total interest	$38,735	$35,708

Joint Ventures are all joint ventures, including Co-Investment Ventures, with real estate developers, other real estate operators, or institutional investors where AMB may or may not: have control, act as the manager and/or developer, earn asset management distributions or fees, or earn incentive distributions or promoted interests. In certain cases, AMB might provide development, leasing, property management and/or accounting services for which it may receive market compensation.
Joint venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated joint ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). See same store net operating income for discussion of NOI and a reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate cash flow information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting date.
Pre-stabilized development represents assets which have reached Completion but have not yet reached Stabilization.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income, Cash-basis SS NOI (“SS NOI”) and Net Operating Income (“NOI”). AMB defines NOI as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines Cash-basis SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. See definition of “same store pool.” AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated cash-basis SS NOI and NOI from net loss for the quarters ended March 31, 2010 and 2009 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2010	2009
Net loss	$(620)	$(123,024)
Private capital income	(7,445)	(11,695)
Depreciation and amortization	48,634	42,125
Real estate impairment losses	—	175,887
General and administrative and fund costs	32,265	31,574
Restructuring charges	2,973	—
Total other income and expenses	24,837	5,954
Total discontinued operations	154	(18,485)

NOI	100,798	102,336
Less non same-store NOI	(16,122)	(11,468)
Less non cash adjustments(1)	(2,520)	(417)

Cash-basis same-store NOI	$82,156	$90,451

Less lease termination fees	$(638)	$(783)

Cash-basis same-store NOI, excluding lease termination fees	$81,518	$89,668

(1) Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2008.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilization is generally defined as properties that are 90% occupied.
Stabilized cap rates are calculated as cash NOI or NOI, as applicable, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, buyer’s due diligence, lease intangible adjustments, estimated acquisition capital expenditures, and leasing costs necessary to achieve stabilization. AMB defines cash NOI as NOI excluding straight line rents and amortization of lease intangibles.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value-added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value-added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia; President, Private Capital	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

Tracy A. Ward	Vice President, IR & Corporate Communications	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Primary Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Boston	Chicago	Los Angeles
Pier 1, Bay 1	Fax: (415) 394-9001	México City	Shanghai	Singapore	Tokyo
San Francisco, CA 94111	E-mail: ir@amb.com
Tel: (415) 394-9000	Website: www.amb.com
Fax: (415) 394-9001

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	28

Forward-Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2010 First Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to our growth of development platform, factors regarding our buying advantage and investment opportunities available to us, future investments in funds, reinstatement of utilization of low yielding assets and acquiring assets in excess of cost of capital, fund investor distributions, our investments in co-investment funds to be FFO, as adjusted, accretive and to enhance NAV, acquisition opportunities and advantages at attractive pricing, ability to move quickly, stabilization of private market valuations, consummation of acquisitions accretive to company on leverage neutral basis, recovery in fundamentals including rental rates, occupancy, real estate values, and investor/customer interest, FFO, as adjusted, generated by increased occupancy, rental rate recovery, lease up of the development portfolio, monetization of land bank and development capability, and the formation of new ventures, seeding of new joint ventures with AMB assets, pursuit of distressed and strategic acquisitions, consolidations and other situations, utilization of development capacity to recover G&A, our ability to outperform national occupancy rates, implementation of leasing strategies, our ability to maintain leverage targets, cash sources to cover future capital requirements, the consummation of asset sales marketed, under contract or LOI, our plans to retire, extend and refinance debt and maintain fixed charge coverage at certain levels, our opportunities and plans (including those regarding our global positioning and future capital deployment), estimated financial and performance results, our projected funds from operations, future assets under management, same store and/or cash net operating income, occupancy and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market, GDP and trade growth, market drivers, trends and forecasts, port opportunities, on-tarmac opportunities, hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value-added conversion, redevelopment and renovation projects (including stabilization or completion dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, our share of remaining funding, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value-added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, strength of lender and customer relationships, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, capitalization rates, acquisition capital and volume, scope and build out and monetization potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital distributions and fees, timing of incentive distributions, private capital demand, launching of additional funds, termination of funds, planned gross capitalization, future balance sheet capacity, ability to exercise or maintain credit extensions, our position to maintain a solid financial position and address debt maturities, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks (including inflation risks); the company’s failure to obtain, renew, or extend necessary financing or access the debt or equity markets; the company’s failure to maintain its current credit agency ratings or comply with its debt covenants; risks related to the company’s obligations in the event of certain defaults under co-investment venture and other debt; risks associated with equity and debt securities financings and issuances (including the risk of dilution); defaults on or non-renewal of leases by customers or renewal at lower than expected rent or failure to lease at all or on expected terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as the company expects; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real- estate related entities; the company’s failure to successfully integrate acquired properties and operations; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, the company’s inability to obtain necessary permits and financing, the company’s inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); the company’s failure to set up additional funds, attract additional investment in existing funds or to contribute properties to its co-investment ventures due to such factors as its inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and the company’s ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency and hedging risks; risks of changing personnel and roles; risks related to suspending, reducing or changing the company’s dividends; losses in excess of the company’s insurance coverage; changes in local, state and federal laws and regulatory requirements, including changes in real estate, tax and zoning laws; increases in real property tax rates; risks associated with the company’s tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties; risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2009.